EXHIBIT 99.1
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                                        Media Contact: Nancy Murray 212-813-7862
                                    Investor Contact: Denise Gillen 212-318-7516


POLO RALPH LAUREN TO BUY BACK POLO JEANS LICENSE AND
SETTLE OUTSTANDING LITIGATION

NEW YORK (January 23, 2006) - Polo Ralph Lauren Corporation (NYSE: RL) today announced that it has signed a definitive agreement with Jones Apparel Group, Inc. to buy back the Polo Jeans business for men's and women's casual apparel and sportswear in the United States, and to settle all outstanding litigation and claims between the two companies.

"Over the past few years we have been taking more direct control of our brands. Buying back Polo Jeans is a continuation of that long-term strategy and gives us the ability to develop our denim business to its fullest potential," said Ralph Lauren, Chairman and Chief Executive Officer. "We have the world-class design, marketing and advertising expertise to take this business to the next level as we continue to grow on a global basis."

"We already have a strong denim business in Asia and Europe, and with direct ownership of the Polo Jeans business in the United States we will continue to invest in design and infrastructure to leverage our global jeans and denim capabilities," said Roger Farah, President and Chief Operating Officer. "We have been successful in integrating new merchandise categories and new geographies as we continue to increase our direct ownership on a worldwide basis and this transaction is consistent with that strategic direction."

Polo Ralph Lauren Corporation will purchase Sun Apparel, Inc., a Jones Apparel subsidiary, and settle its outstanding litigation and claims with Jones Apparel Group for an aggregate consideration of approximately $355 million, subject to certain purchase price closing adjustments and customary closing conditions, including review of the acquisition of Sun Apparel under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act. The transaction is expected to close in early February.

UBS Investment Bank acted as financial advisor to Polo Ralph Lauren with respect to this transaction. The Company was advised by the legal firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

Polo Ralph Lauren Corporation is a leader in the design, marketing and distribution of premium lifestyle products in four categories: apparel, home, accessories and fragrances. For more than 38 years, Polo's reputation and distinctive image have been consistently developed across an expanding number of products, brands and international markets. The Company's brand names, which include "Polo by Ralph Lauren", "Ralph Lauren Purple Label", "Ralph Lauren", "Black Label", "Blue Label", "Lauren by Ralph Lauren", "Polo Jeans Co.", "RRL", "RLX", "Rugby", "RL Childrenswear", "Chaps", and "Club Monaco" among others, constitute one of the world's most widely recognized families of consumer brands. For more information, go to http://investor.polo.com.
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ALTHOUGH POLO RALPH LAUREN CORPORATION AND JONES APPAREL HAVE EXECUTED A
DEFINITIVE AGREEMENT, NO ASSURANCE CAN BE GIVEN THAT THE TRANSACTION WILL CLOSE AS CONTEMPLATED. THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING CURRENT EXPECTATIONS ABOUT THE COMPANY'S FUTURE RESULTS AND CONDITION, INCLUDING SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, AMONG OTHERS, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; RISKS ASSOCIATED WITH THE COMPANY'S DEPENDENCE ON SALES TO A LIMITED NUMBER OF LARGE DEPARTMENT STORE CUSTOMERS, INCLUDING RISKS RELATED TO EXTENDING CREDIT TO CUSTOMERS; RISKS ASSOCIATED WITH THE COMPANY'S DEPENDENCE ON ITS LICENSING PARTNERS FOR A SUBSTANTIAL PORTION OF ITS NET INCOME AND RISKS ASSOCIATED WITH A LACK OF OPERATIONAL AND FINANCIAL CONTROL OVER LICENSED BUSINESSES; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AFFECTING FOREIGN OPERATIONS OR SOURCING (INCLUDING FOREIGN EXCHANGE FLUCTUATIONS) AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES OR ITS ABILITY TO SUCCESSFULLY INTEGRATE ACQUIRED BUSINESSES; RISKS ARISING OUT OF LITIGATION OR TRADEMARK CONFLICTS, AND OTHER RISK FACTORS IDENTIFIED IN THE COMPANY'S FORM 10-K, 10-Q AND 8-K REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.